UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

On March 1, 2013, Luna Innovations Incorporated (the “Company”) entered into an Asset Purchase Agreement with MacAulay-Brown, Inc. (“Buyer”), under which the Company sold its Secure Computing and Communications group (“SCC”) to Buyer for $6.1 million in cash (the “Transaction”). Of the purchase price, $110,000 will be payable on December 31, 2013 and an additional $600,000 was placed in escrow to be released in tranches over the 18 months, subject to certain events and dates and to any indemnification claims of Buyer. Buyer acquired all of the assets of SCC, including SCC’s intellectual property, in the Transaction. The Asset Purchase Agreement contains representations and warranties, covenants and indemnification provisions common to transactions of this nature.

In connection with the Transaction, Buyer also entered into a sublease of the same date with the Company that permits Buyer to continue operating the SCC business in its current location in the Company’s Roanoke, Virginia headquarters through December 31, 2013. Buyer and the Company also entered into a series of subcontract agreements in order to transition certain government contracts that the parties will seek to have novated to Buyer. Additionally, the Company and Buyer entered into a Transition Services Agreement pursuant to which the Company will provide certain short-term transition services to Buyer related to the Transaction.

The foregoing summary is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2013.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with the completion of the Transaction, the Company awarded a special bonus of $50,000 to Scott Graeff, the Company’s Chief Commercialization Officer, in recognition of his efforts in consummating the Transaction.

Item 7.01. Regulation FD Disclosure.

On March 4, 2013, the Company issued a press release announcing the execution of the Asset Purchase Agreement with Buyer and the completion of the Transaction. A copy of this press release is furnished herewith as Exhibit 99.1 to this report.

In accordance with general instruction B.2 to Form 8-K, the information in this Item 7.01, including the press release furnished as an exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release of Luna Innovations Incorporated, dated March 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Talfourd H. Kemper, Jr.
Talfourd H. Kemper, Jr.
Vice President and General Counsel

Date: March 4, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release of Luna Innovations Incorporated, dated March 4, 2013.